Exhibit 99.2

Video Transcript

Hi there, this is Tom Lee. I’m Chairman of BitMine Immersion Technologies, ticker BMNR, and this is our August Chairman’s Message.

BitMine is building the world’s premier Ethereum treasury, and our focus is the alchemy of 5%.

Here are some disclaimers.

And this is a table of contents of the video I’m going to walk you through.

First, let me just start you with an introduction.

Our philosophy is to build the premier Ethereum treasury, and we are achieving this by also delivering exponential growth and we have some critical partners here, including MOZAYYX, Pantera, Kraken, Founders Fund, GSR, FalconX, DCG, and Galaxy.

We’re doing this by delivering shareholder value through a series of steps and I’m the chairman of the company.

Now, I wanted to focus this video on a couple of things. The Ethereum macro trade and understanding the network value. That’s really what we’re going to focus on this month.

And in terms of the macro trade, I want to take us back to 1971, when the dollar went fully synthetic.

And what I mean by that is that in 1971 President Nixon extended the convertibility of the dollar to gold. So, in other words, the dollar was no longer backed or exchangeable for gold, it was only exchangeable for other dollars. Okay, so what does that mean? Well, that means that in 1971, the dollar became fully synthetic.

Now, people in turn, went to find a store value, which was gold, but keep in mind, that really wasn’t the only thing that happened in 1971.

In 1971, someone had to create a market for the synthetic dollar. Think about that. All of a sudden, we had to make sure people would be willing to use dollars, especially because it was no longer backed by gold. Well, the winner there was Wall Street.

And let’s see how this move by Wall Street created an innovation boom.

In those 15 years after the 1971 moment, Wall Street created many innovative products. They created money market funds, currency futures, debit cards, mortgage-backed securities, currency swaps, interest rate swaps, S&P index futures, zero coupon bonds, CDOs, and even ETFs. All of that happened following the creation of the synthetic dollar.

In fact, of the 30 largest companies today, 7 of these are financial institutions, so you could see Wall Street was a huge winner as we created the synthetic dollar.

Well, Ethereum is having this 1971 moment. And what do I mean by that? Well, there’s a couple of things that happened. The GENIUS Act is creating the stage for a stablecoin boom, and I’ve covered this in the previous video, and SEC’s Project Crypto is moving Wall Street onto the blockchain.

Wall Street is going to financialize the entire existing system of real-world assets onto the blockchain, but they’re also going to create inefficiencies by itself moving their architecture onto the blockchain. So, in our view, Ethereum is having its 1971 moment where their real-world assets are becoming synthetic or tokenized.

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Treasury Secretary Bessent sees this becoming a multi-trillion dollar market for stablecoins and it’s not just stablecoins, but banks are already moving to build products on Ethereum, whether it’s JP Morgan, Robinhood, Goldman, Bank of New York, even Walmart and Amazon.

So, what does this mean? Well, in 2025, as the real world becomes digital it’s going to be natural to say, I want to find the digital store of value, and that is Bitcoin, and I’m a believer in Bitcoin.

But it’s also going to create a market for digital assets, and we think the winner there is Ethereum. In fact, Wall Street is building here on Ethereum.

So let’s just think about one story arc. What is Wall Street going to do to innovate on the blockchain over the next 10 to 15 years? Well, they’re going to build stablecoins, tokenize equities, credit, tokenize real estate, they’re going to monetize reputation, even monetize intellectual property.

And a lot of this is happening on Ethereum. For instance, this is a tweet from AdrianoFeria, that Ethereum added $6.3 billion of stablecoins just in the last 7 days. Well, that’s more than half of all the stablecoins Solana has managed to capture in over the last 5 years. It’s more than the entire stablecoin supply on Hyperliquid, and it’s 35 times the amount of stablecoin circulating supply on Ripple. The stablecoin supply on Ethereum is now $160 billion. That’s double where it was about 18 months ago. So, you can see Ethereum is the winner here.

And Ethereum has captured the majority of the real-world assets. They’re all taking place mostly on Ethereum and Sharplink’s chairman, Joe Lubin, agrees. He says Wall Street will stake ETH because they currently pay for their infrastructure, and Ethereum will replace much of the many siloed stacks they operate. Again, you can see a lot of this is taking place on Ethereum.

And it’s not just Wall Street; AI is also building products on the blockchain. In fact, we think one of the big story arcs is that it’s not just Wall Street building itself onto the blockchain, it’s really AI converging onto Ethereum. One of the co-founders of Ethereum said this. He thinks Ethereum could be the key to AI’s decentralization and act as a decentralized partner in solving current problems with AI intelligence platforms.

So, what does that mean? Well, that means that you’re going to monetize data collection, royalties, loyalty programs, verify agentic AI, and proof of humanity. That’s also taking place on Ethereum. So you can see the future is quite bright.

And that’s why we come back to this analysis by ETHDigitalOil.com, that Ethereum’s productive. It essentially is the underlying token that’s going to power both Wall Street and AI.

And keep in mind, as you worry about supply, Ethereum’s supply is growing below that of Bitcoin. And we also know, as an asset class, if we think of Ethereum as digital oil, well, that’s what markets should be used to. From 1990 to 2018, ExxonMobil was one of the top 5 largest companies in the S&P 500, and it was always valued on a multiple of its price to oil reserves.

Let’s think about Ethereum’s network value in that context. Well, here’s Ethereum’s price since 2018, and as you can see, there’s two periods I’m shading here. These are called bases and in Wyckoff’s methodologies, they say the bigger the base, the bigger the breakout. And what they mean by that is that you’re creating a lot of potential energy as a stock or a network asset bases, and then eventually leads to a breakout.

Well, let’s look at that breakout. In 2020, that breakout took place, and Ethereum went from $90 to $4,866, or 54 times increase. Well, the low point here in this base was $1,385 so, with this breakout, we’re expecting an upside move. Is it potentially 54X? I’m not sure, but that’s what happened last time.

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Another way to think about Ethereum is the Ethereum to Bitcoin ratio. And in our view, the tailwinds I’m talking about argue for an all-time high in this ratio. The 8-year average for the Ethereum to Bitcoin ratio is 0.04790 and it’s currently 0.04032, meaning we’re below the long-term average. The all-time high in this ratio was 0.080727. Of course, it started off higher, but I’m talking about the 2021 all-time high.

So, we think that not only should Ethereum recover to the long-term average, it should probably get to the all-time high ratio, and arguably exceed it as we start talking about Ethereum acting as the chain for both Wall Street to build its payment rails and the financial system, as well as AI.

So, let’s think about what that means for price. So, I have a grid here: on the left side is Bitcoin price levels and then going across are various levels of the Ethereum to Bitcoin ratio. Our year-end target, from the Fundstrat side, for Bitcoin is $250,000, and if you look at the 8-year average, then you can see the range of prices for Ethereum using this ratio and different levels of Bitcoin. And here’s the 2021 high, and as you can see, at a $250,000 Bitcoin, you get to somewhere between $12,000 and $22,000 value per Ethereum token.

But that’s just a ratio recovery. If you look at the replacement cost of payment rails and the banking system, that gets you to an implied value of Ethereum of around $60,000 and that puts the ratio at roughly 0.2500 Ethereum to Bitcoin ratio. And as you can see, that’s how you get to $62,000 per Ethereum token. So, plenty of upside.

I also asked Funstret’s Mark Newton for his technical take on Ethereum, and he thinks Ethereum could reach $9,000 by early January. According to him, Ethereum could reach $9,000 in late January, but he also believes that in September, Ethereum could be set to reach somewhere around 5500 or so.

Now let’s turn to digital asset treasury fundamentals. There’s 5 ways for a digital asset treasury like BitMine to increase its Ethereum held per share. It can issue stock at a premium to the dollar held of the ETH per share, it can do equity-linked securities to monetize volatility, it can use income from operations to buy more ETH, it can earn staking rewards and invest more in Ethereum, or it can acquire digital asset treasuries trading close to NAV.

Ethereum treasury companies are crypto infrastructure businesses. First of all, Ethereum is a proof-of-stake blockchain, so Ethereum treasury companies secure the network. Ethereum generates a staking yield, and that’s effectively revenues for Ethereum treasury companies. Staking secures the network, so these treasury companies are providing an important security operation. And eventually, stablecoin issuers and real-world assets will want to stake ETH, and again, as Joe Lubin points out, he believes that this is what Wall Street will ultimately do.

Here’s an example, or I think the best example of a successful crypto treasury is MicroStrategy, which has seen the stock price go from $13 to $335 over the last 5 years and as you can see, 10 times the return came from Bitcoin’s rise from $11,000 to $108,000, but 25 times of the total return of the stock price from $13 to $335 implies that the treasury function delivered roughly 15 times that return.

Let’s summarize with BitMine Financials and Strategy. Now, BitMine is the number 2 crypto treasury in the world, with roughly $8.979 billion of Ethereum held, and as you can see, it trails only MicroStrategy, but it’s larger than, the third, fourth, or fifth largest crypto treasuries by a significant margin.

And BitMine has grown its treasury holdings quite rapidly. This is MicroStrategy’s accumulation of Bitcoin over the last 5 years, and you can see that BitMine has raised $8.9 billion, something that took MicroStrategy over 1,200 days to reach.

And let’s not forget the roadmap ahead, that BitMine has many phases to its operations, but ultimately the focus is on getting to 5% of the Ethereum network. Thanks for listening, and I’ll speak to you soon.

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Forward Looking Statements

This transcript contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding progress and achievement of the Company’s goals regarding ETH acquisition and staking, the long-term value of Ethereum, continued growth and advancement of the Company’s Ethereum treasury strategy and the applicable benefits to the Company. In evaluating these forward-looking statements, you should consider various factors, including BitMine’s ability to keep pace with new technology and changing market needs; BitMine’s ability to finance its current business, Ethereum treasury operations and proposed future business; the competitive environment of BitMine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond BitMine’s control, including those set forth in the Risk Factors section of BitMine’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of BitMine’s filings with the SEC are available on the SEC’s website at www.sec.gov. BitMine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About BitMine

BitMine is a Bitcoin and Ethereum Network Company with a focus on the accumulation of Crypto for long term investment, whether acquired by our Bitcoin mining operations or from the proceeds of capital raising transactions. Company business lines include Bitcoin Mining, synthetic Bitcoin mining through involvement in Bitcoin mining, hashrate as a financial product, offering advisory and mining services to companies interested in earning Bitcoin denominated revenues, and general Bitcoin advisory to public companies. BitMine’s operations are located in low-cost energy regions in Trinidad; Pecos, Texas; and Silverton, Texas.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

https://x.com/bmnrintern

For investor and media inquiries, please contact:

Marcy Simon

Marcy@agentofchange.com

+19178333392

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